CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment to Registration Statement No. 333-237878 on Form N-2 of our report dated June 3, 2020 related to the statement of assets and liabilities of First Trust High Yield Opportunities 2027 Term Fund, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 25, 2020